UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 1, 2010
______________

GelTech Solutions, Inc.
(Exact name of registrant as specified in its charter)
______________

Delaware	000-52993	56-2600575
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1460 Park Lane South, Suite 1
Jupiter, Florida 33458
 (Address of Principal Executive Office) (Zip Code)

(561) 427-6144
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 1, 2010, GelTech Solutions, Inc. (“GelTech”) signed a $5 million purchase agreement with Lincoln Park Capital Fund, LLC, an Illinois limited liability company (“LPC”).  Upon signing the agreement, GelTech received $200,000 from LPC as an initial purchase under the $5 million commitment in exchange for 200,000 shares of GelTech’s common stock and warrants to purchase 200,000 shares common stock at an exercise price of $1.25 per share.  GelTech also entered into a registration rights agreement with LPC whereby we agreed to file a registration statement related to the transaction with the Securities and Exchange Commission (“SEC”) covering the shares that may be issued to LPC under the purchase agreement. After the SEC has declared effective the registration statement, GelTech has the right, in its sole discretion, over a 30-month period to sell shares of common stock to LPC in amounts up to $500,000 per sale, depending on certain conditions as set forth in the purchase agreement, up to an additional $4.8 million.

There are no upper limits to the price LPC may pay to purchase our common stock and the purchase price of the shares related to the $4.8 million of future funding will be based on the prevailing market prices of GelTech’s shares immediately preceding the time of sales without any fixed discount, and GelTech will control the timing and amount of any future sales of shares to LPC.  LPC shall not have the right or the obligation to purchase any shares of common stock on any business day that the price GelTech’s common stock is below $1.00.

In consideration for entering into the $5 million agreement, GelTech issued to LPC 75,000 shares as a commitment fee and will issue up to 225,000 shares pro rata as LPC purchases additional shares. The purchase agreement may be terminated by GelTech at any time at our discretion without any cost to it.  Except for a limitation on variable priced financings, there are no financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the agreement.  GelTech expects to use the proceeds for working capital and other general corporate purposes.

The foregoing description of the purchase agreement and the registration rights agreement are qualified in their entirety by reference to the full text of the purchase agreement and the registration rights agreement, a copy of each of which is attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.  The shares and warrants issued to LPC were issued without registration under the Securities Act of 1933 in reliance upon the exemption provided in Section 4(2) and Rule 506 thereunder.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1	Purchase Agreement, dated as of September 1, 2010, by and between GelTech and Lincoln Park Capital Fund, LLC.

10.2	Registration Rights Agreement, dated as of September 1, 2010, by and between GelTech and Lincoln Park Capital Fund, LLC.

10.3	Form of Warrant issued to Lincoln Park Capital Fund, LLC.

99.1
Press Release dated September 7, 2010 (The Press Release and the information therein shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GELTECH SOLUTIONS, INC.

By:	/s/ Michael Cordani
Michael Cordani Chief Executive Officer

Date:  September 7, 2010